Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Robert McGee 212-460-4111
August 6, 2020

CON EDISON REPORTS 2020 SECOND QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2020 second quarter net income for common stock of $190 million or $0.57 a share compared with $152 million or $0.46 a share in the 2019 second quarter. Adjusted earnings were $201 million or $0.60 a share in the 2020 period compared with $189 million or $0.58 a share in the 2019 period. Adjusted earnings in the 2020 and 2019 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain renewable electric production projects of Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) and the net mark-to-market effects of the Clean Energy Businesses.

For the first six months of 2020, net income for common stock was $565 million or $1.69 a share compared with $576 million or $1.77 a share in the first six months of 2019. Adjusted earnings were $652 million or $1.95 a share in the 2020 period compared with $637 million or $1.96 a share in the 2019 period. Adjusted earnings in the 2020 and 2019 periods exclude the effects of HLBV accounting for tax equity investments in certain renewable electric production projects of the Clean Energy Businesses and the net mark-to-market effects of the Clean Energy Businesses.

“We are facing today’s unprecedented challenges by providing essential and reliable service during the pandemic. We understand the hardship that Tropical Storm Isaias has had on our customers, and we are working around the clock to restore service. We are currently restoring the approximately 300,000 and 225,000 electric customers at CECONY and O&R, respectively, interrupted from Tropical Storm Isaias, the second worst storm in our company’s history; 65% of our customers have been restored as of this afternoon,” said John McAvoy, chairman and CEO of Con Edison. “We are charting a path to a clean energy future as North America’s second-largest solar provider, as well as through our aggressive Energy Efficiency and Electric Vehicle Charging programs. We also are placing a top priority on confronting and addressing any racism, inequities, or discrimination within our diverse workforce as we expand our Diversity and Inclusion programs and metrics."

For the year of 2020, Con Edison reaffirmed its previous forecast of adjusted earnings in the range of $4.15 to $4.35 per share. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments in certain of the Clean Energy Businesses' renewable electric production projects (approximately $(0.09) a share). Adjusted earnings per share also exclude the Clean Energy Businesses' net mark-to-market effects, the amount of which will not be determinable until year end.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and six months ended June 30, 2020 and 2019. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and six months ended June 30, 2020 compared to the 2019 period.

The company's Second Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A second quarter 2020 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

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CON EDISON REPORTS 2020 SECOND QUARTER EARNINGS	page 2

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will" and similar expressions identify forward-looking statements. Forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share certain items that Con Edison does not consider indicative of its ongoing financial performance such as the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain renewable electric production projects and mark-to-market accounting. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $13 billion in annual revenues and $59 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric, gas and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile-area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., which through its subsidiaries develops, owns and operates renewable and energy infrastructure projects and provides energy-related products and services to wholesale and retail customers; and Con Edison Transmission, Inc., which through its subsidiaries invests in electric and natural gas transmission projects.
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Attachment A

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2020	2019	2020	2019	2020	2019	2020	2019
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.57	$0.46	$190	$152	$1.69	$1.77	$565	$576

HLBV effects of the Clean Energy Businesses (pre-tax)	0.04	0.10	12	28	0.10	0.15	29	49
Income taxes (a)	(0.01)	(0.03)	(3)	(7)	(0.03)	(0.04)	(7)	(12)
HLBV effects of the Clean Energy Businesses (net of tax)	0.03	0.07	9	21	0.07	0.11	22	37
Net mark-to-market effects of the Clean Energy Businesses (pre-tax)	—	0.07	3	21	0.26	0.11	86	32
Income taxes (b)	—	(0.02)	(1)	(5)	(0.07)	(0.03)	(21)	(8)
Net mark-to-market effects of the Clean Energy Businesses (net of tax)	—	0.05	2	16	0.19	0.08	65	24

Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$0.60	$0.58	$201	$189	$1.95	$1.96	$652	$637

(a)	The amount of income taxes was calculated using a combined federal and state income tax rate of 25% and 24% for the three and six months ended June 30, 2020 and 2019, respectively.

(b)
The amount of income taxes was calculated using a combined federal and state income tax rate of 25% and 24% for the three and six months ended June 30, 2020, respectively, and a combined federal and state income tax rate of 24% and 25% for the three and six months ended June 30, 2019, respectively.

			Attachment B
Variation for the Three Months Ended June 30, 2020 vs. 2019
	Earnings per Share	Net Income for Common Stock (Millions of Dollars)
CECONY (a)
Changes in rate plans	($0.02)	($8)	Primarily reflects lower non-weather related steam net revenues due to lower usage by customers.
Weather impact on steam revenues	0.01	4	Reflects the impact of warmer spring weather in the 2019 period.
Operations and maintenance expenses	0.22	74
Reflects lower costs for pension and other postretirement benefits of $0.12 a share, which are reconciled under the rate plans, lower regulatory assessments and fees that are collected in revenues from customers of $0.07 a share, lower healthcare costs of $0.03 a share, lower stock-based compensation of $0.02 a share, and lower consultant costs of $0.01 a share, offset in part by incremental costs associated with the Coronavirus Disease 2019 (COVID-19) pandemic of $(0.06) a share.

Depreciation, property taxes and other tax matters	(0.19)	(63)
Reflects higher depreciation and amortization expense of $(0.13) a share and higher property taxes of $(0.07) a share, both of which are recoverable under the rate plans, offset in part by the Employee Retention Tax Credit under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) of $0.01 a share.

Other	(0.03)	(7)
Primarily reflects foregone revenues from the suspension of customers' late payment charges and certain other fees associated with COVID-19 of $(0.04) a share and the dilutive effect of Con Edison's stock issuances of $(0.01) a share.

Total CECONY	(0.01)	—
O&R (a)
Changes in rate plans	0.01	4	Reflects an electric base rate increase of $0.01 a share under the company's rate plans.
Operations and maintenance expenses	(0.01)	(3)	Primarily reflects incremental costs associated with COVID-19.
Depreciation, property taxes and other tax matters	—	(1)	Reflects higher depreciation and amortization expense, offset in part by the Employee Retention Tax Credit under the CARES Act.
Other	(0.01)	(4)	Primarily reflects higher costs associated with components of pension and other postretirement benefits other than service cost of $(0.01) a share.
Total O&R	(0.01)	(4)
Clean Energy Businesses
Operating revenues less energy costs	0.01	4	Reflects higher revenues from renewable electric production projects of $0.02 a share, offset in part by lower energy services revenues of $(0.01) a share.
Operations and maintenance expenses	0.01	2	Primarily reflects lower energy services costs.
Net interest expense	0.06	18	Primarily reflects lower unrealized losses on interest rate swaps in the 2020 period.
HLBV effects	0.04	12	Primarily reflects lower losses from tax equity projects.
Other	0.01	4	Primarily reflects the Employee Retention Tax Credit under the CARES Act.
Total Clean Energy Businesses	0.13	40
Con Edison Transmission	—	2	Primarily reflects lower operations and maintenance expenses and higher allowance for funds used during construction (AFUDC) income from Mountain Valley Pipeline, LLC.
Other, including parent company expenses	—	—
Total Reported (GAAP basis)	$0.11	$38
HLBV effects of the Clean Energy Businesses	(0.04)	(12)
Net mark-to-market effects of the Clean Energy Businesses	(0.05)	(14)	Reflects unrealized losses on interest rate swaps, offset in part by unrealized wholesale energy gains.
Total Adjusted (non-GAAP basis)	$0.02	$12

a.
Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

			Attachment C
Variation for the Six Months Ended June 30, 2020 vs. 2019
	Earnings per Share	Net Income for Common Stock (Millions of Dollars)
CECONY (a)
Changes in rate plans	$0.10	$31
Reflects higher electric and gas net base revenues of $0.02 a share and $0.08 a share, respectively, primarily due to electric and gas base rate increases in January 2019 under the company's rate plans.

Weather impact on steam revenues	(0.06)	(21)	Reflects the impact of warmer winter weather in the 2020 period.
Operations and maintenance expenses	0.43	140
Reflects lower costs for pension and other postretirement benefits of $0.30 a share, which are reconciled under the rate plans, lower regulatory assessments and fees that are collected in revenues from customers of $0.14 a share, lower stock-based compensation of $0.04 a share and lower healthcare costs of $0.03 a share, offset in part by incremental costs associated with COVID-19 of $(0.08) a share.

Depreciation, property taxes and other tax matters	(0.40)	(130)
Reflects higher depreciation and amortization expense of $(0.26) a share and higher property taxes of $(0.15) a share, both of which are recoverable under the rate plans, offset in part by the Employee Retention Tax Credit under the CARES Act of $0.01 a share.

Other	(0.13)	(26)
Primarily reflects foregone revenues from the suspension of customers' late payment charges and certain other fees associated with COVID-19 of $(0.05) a share and the dilutive effect of Con Edison's stock issuances of $(0.05) a share.

Total CECONY	(0.06)	(6)
O&R (a)
Changes in rate plans	0.03	9	Reflects electric and gas base rate increases of $0.02 a share and $0.01 a share, respectively, under the company's rate plans.
Operations and maintenance expenses	(0.02)	(6)	Primarily reflects incremental costs associated with COVID-19.
Depreciation, property taxes and other tax matters	(0.01)	(2)	Reflects higher depreciation and amortization expense, offset in part by the Employee Retention Tax Credit under the CARES Act.
Other	(0.02)	(6)	Primarily reflects higher costs associated with components of pension and other postretirement benefits other than service cost of $(0.01) a share.
Total O&R	(0.02)	(5)
Clean Energy Businesses
Operating revenues less energy costs	0.01	2	Reflects higher revenues from renewable electric production projects of $0.05 a share, offset in part by lower energy services revenues of $(0.04) a share.
Operations and maintenance expenses	0.02	6	Primarily reflects lower energy services costs.
Net interest expense	(0.11)	(38)	Primarily reflects higher unrealized losses on interest rate swaps in the 2020 period.
HLBV effects	0.04	15	Primarily reflects lower losses from tax equity projects.
Other	0.02	8	Primarily reflects re-measurement of deferred tax assets and the Employee Retention Tax Credit under the CARES Act.
Total Clean Energy Businesses	(0.02)	(7)
Con Edison Transmission	—	3	Primarily reflects lower operations and maintenance expenses and higher AFUDC income from Mountain Valley Pipeline, LLC.
Other, including parent company expenses	0.02	4	Reflects certain NYS combined income tax benefits.
Total Reported (GAAP basis)	$(0.08)	$(11)
HLBV effects of the Clean Energy Businesses	(0.04)	(15)
Net mark-to-market effects of the Clean Energy Businesses	0.11	41	Primarily reflects unrealized losses on interest rate swaps.
Total Adjusted (non-GAAP basis)	$(0.01)	$15

a.
Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.